      As filed with the Securities and Exchange Commission on July 2, 2002
                                                Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)


            DELAWARE                                   38-3114641
(State or other jurisdiction               (I.R.S. employer identification no.)
of incorporation or organization)


                   50 SPRING STREET, RAMSEY, NEW JERSEY 07446
                    (Address of principal executive offices)

                              --------------------

                 1996 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                              (Full title of plan)

----------------------------------------------------------- --------------------------------------------------------
                      JONATHAN GUSS                                                Copy to:
         BOGEN COMMUNICATIONS INTERNATIONAL, INC.                         ALEXANDER S. GLOVSKY, ESQ.
                     50 SPRING STREET                                    NUTTER, MCCLENNEN & FISH, LLP
                     RAMSEY, NJ 07446                                       ONE INTERNATIONAL PLACE
                      (212) 934-8500                                   BOSTON, MASSACHUSETTS 02110-2699
               (Name, address and telephone                                     (617) 439-2000
               number of agent for service)
----------------------------------------------------------- --------------------------------------------------------

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF             AMOUNT BEING        PROPOSED MAXIMUM     PROPOSED MAXIMUM           AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED(1)      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION FEE
                                                                SHARE (2)             PRICE (2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$ .001 par value per share             500,000 Shares             $3.26             $1,630,000.00             $149.96
-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 500,000 shares of Common Stock which may be issued under the Registrant's 1996 Incentive Stock Option Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares of Common Stock issuable thereunder by 500,000 from 1,500,000 shares to 2,000,000 shares of Common Stock.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the weighted average of the following: options granted in April 2002 to purchase 328,136 shares under the Plan at an assumed per share exercise price of $3.00, and options (not yet granted) to purchase 172,864 shares at $3.73, based upon the last reported sale price for the Company's common stock as reported on the stock market on June 25, 2002.

         In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 333-21245 and 333-52776), relating to the Registrant's 1996 Amended and Restated Stock Incentive Plan, are incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

         See the Exhibit Index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ramsey, New Jersey, on the 28th day of June 2002.

                                       Bogen Communications International, Inc.

                                       By: /s/ JONATHAN GUSS
                                           ---------------------------
                                           Jonathan Guss
                                           Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jonathan Guss and Maureen A. Flotard, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he/she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


            SIGNATURES                                    TITLE                                  DATE
            ----------                                    -----                                  ----

/s/ JONATHAN GUSS                        Chief Executive Officer and Director             June 28, 2002
------------------------
Jonathan Guss


/s/ MICHAEL P. FLEISCHER                        President and Director                    June 28, 2002
------------------------
Michael P. Fleischer


                                                       Director                           June   , 2002
------------------------
Daniel A. Schwartz


                                                       Director                           June   , 2002
------------------------
Yoav Stern


/s/ KASIMIR ARCISZEWSKI                                Director                           June 28, 2002
------------------------
Kasimir Arciszewski


                                                       Director                           June   , 2002
------------------------
Jeffrey E. Schwarz


/s/ ZIVI R. NEDIVI                                     Director                           June 28, 2002
------------------------
Zivi R. Nedivi


/s/ MAUREEN A. FLOTARD                      Chief Financial Officer, Vice                 June 28, 2002
------------------------                   President-Finance, and Secretary
Maureen A. Flotard

                                  EXHIBIT INDEX

EXHIBIT NO.                TITLE
-----------                -----
Exhibit 4                  Bogen Communications International, Inc. Amended and Restated Stock
                           Incentive Plan, as Amended through May 29, 2002

Exhibit 5                  Opinion of Nutter, McClennen & Fish, LLP

Exhibit 23.1               Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)

Exhibit 23.2               Consent of KPMG LLP